Exhibit 21

SUBSIDIARIES OF PREMIER, INC.
As of August 19, 2025

Name of Subsidiary	State/Province of Incorporation
Premier Healthcare Solutions, Inc. (1)	Delaware
Premier Services II, LLC (2)	Delaware
Premier Healthcare Alliance, L.P. (3)	California
Premier Marketplace, LLC (4)	Delaware
Premier Supply Chain Holdings, LLC (4)	Delaware
Premier Supply Chain Improvement, LLC (4)	Delaware
Care to Care IPA, LLC (2)	New York
CECity.com, Inc. (2)	Pennsylvania
Contigo Health Holdings, LLC (2)	Delaware
Healthcare Insights, LLC (2)	Illinois
Premier IDS, LLC (2)	Delaware
Premier Insurance Management Services, Inc. (2)	Illinois
Premier Pharmacy Benefit Management, LLC (2)	Delaware
Stanson Health, Inc. (2)	Delaware
SUM Total, LLC (2)	Delaware
TheraDoc, Inc. (2)	Delaware
IllumiCare, Inc. (2)	Alabama
Contigo Health, LLC (5)	Ohio
Acurity, LLC (6)	Delaware
Conductiv, Inc. (6)	North Carolina
Conductiv Contracts, LLC (6)	Delaware
Innovatix, LLC (6)	Delaware
InnovatixCares, LLC (6)	Delaware
Innovatix Network, LLC (6)	Delaware
Intersectta, LLC (6)	Delaware
Nexera, LLC (6)	Delaware
Non-Healthcare Holdings LLC (6)	Delaware
NS3Health, LLC (6)	Florida
ProvideGx, LLC (6)	Delaware
Premco LLC (7)	Virginia
Ostonics Quality Systems LLC (8)	Delaware
(1) Wholly owned by Premier, Inc.
(2) Wholly owned by Premier Healthcare Solutions, Inc.
(3) Wholly owned (directly and indirectly) by Premier Healthcare Solutions, Inc. Premier Healthcare Solutions, Inc. is the sole general partner, and Premier Services II, LLC is the sole limited partner of Premier Healthcare Alliance, L.P.
(4) Wholly owned by Premier Healthcare Alliance, L.P.
(5) Contigo Health Holdings, LLC holds a 93% interest.
(6) Wholly owned by Premier Supply Chain Improvement, Inc.
(7) Premier Supply Chain Holdings, LLC holds a 51% interest.
(8) CECity.com, Inc. holds a 50% interest.
Premier, Inc. subsidiaries may conduct business under the Premier name, as well as under their entity name or variants thereof, and may also conduct business under the brand names of products and/or services offered by such entities as described on Premier's internet website at www.premierinc.com.